UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

February 20, 2025

Date of Report (Date of earliest event reported)

(Exact name of registrant as specified in its charter)

Pennsylvania	000-55983	83-1561918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

9 Old Lincoln Highway, Malvern, Pennsylvania		19355
(Address of principal executive offices)		(Zip Code)

(484) 568-5000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $1 par value	MRBK	The NASDAQ Stock Market

Item 1.01	Entry into a Material Definitive Agreement

On February 20, 2025, Meridian Corporation (“Meridian Corporation” or the “Company”) entered into an Equity Distribution Agreement (the “Sales Agreement”) with D.A. Davidson & Co. (the “Distribution Agent”). Pursuant to the Sales Agreement, the Distribution Agent will act as the Company’s sales agent with respect to an offering and sale, at any time and from time to time, of the Company’s common stock, par value $1.00 per share (the “Shares”). The Company has authorized the sale, at its discretion, of up to 1,000,000 Shares in an aggregate offering amount under the Sales Agreement. Sales of the Shares, if any, through the Distribution Agent will be made directly on the NASDAQ Stock Market, LLC, on any other existing trading market for the Shares or to or through a market maker. In addition, with the Company’s prior consent, the Distribution Agent may also sell the Shares by any other method permitted by law, including, but not limited to, negotiated transactions. Sales may be made at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, and subject to such other terms as may be agreed upon at the time of sale.

The Shares will be sold and issued pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-279631), which was previously declared effective by the Securities and Exchange Commission, and the related prospectus and one or more prospectus supplements.

The Company or the Distribution Agent, under certain circumstances and upon notice to the other, may suspend the offering of the Shares under the Sales Agreement. The offering of the Shares pursuant to the Sales Agreement will terminate upon the sale of an aggregate of 1,000,000 Shares, or sooner if either the Company or the Distribution Agent terminates the Sales Agreement.

The Company will pay the Distribution Agent a commission equal to 2.75% of the gross proceeds from any sale of the Shares sold pursuant to the Sales Agreement and will reimburse the Distribution Agent for certain expenses incurred in connection with their services under the Sales Agreement up to a maximum aggregate of $75,000.

The Company made certain customary representations, warranties and covenants in the Sales Agreement concerning the Company and its subsidiaries and the registration statement, prospectus, prospectus supplement and other documents and filings relating to the offering of the Shares. In addition, the Company has agreed to indemnify the Distribution Agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The foregoing description of the Sales Agreement is qualified in its entirety by reference to that agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K, including the exhibits filed herewith, shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Item 8.01.	Other Events.

The Company is filing as Exhibit 5.1 to this Current Report on Form 8-K the legal opinion of Stradley Ronon Stevens & Young, LLP with respect to the validity of the Shares.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

5.1	Opinion of Stradley Ronon Stevens & Young, LLP.

10.1	Equity Distribution Agreement dated as of February 20, 2025, by and between the Company and D.A. Davidson & Co.

23.1	Consent of Stradley Ronon Stevens & Young, LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIDIAN CORPORATION (Registrant)

Dated: February 20, 2025

	By:	/s/ Denise Lindsay
Denise Lindsay
Executive Vice President and Chief Financial Officer